SUBADVISORY AGREEMENT


THIS AGREEMENT is made by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY, a Connecticut insurance corporation (the "Adviser"), AETNA VARIABLE ENCORE FUND, a Massachusetts Business Trust (the "Fund") and AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Subadviser") as of the date set forth below.

                               W I T N E S S E T H
                               -------------------

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company, under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, both the Adviser and the Subadviser are registered with the Commission as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and both are in the business of acting as investment advisers; and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Fund (the "Investment Advisory Agreement") which appoints the Adviser as the investment adviser for the Fund; and

WHEREAS, Article IV of the Investment Advisory Agreement authorizes the Adviser to delegate all or a portion of its obligations under the Investment Advisory Agreement to a subadviser;

NOW THEREFORE, the parties agree as follows:


I.    APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement, the Adviser and the Fund hereby appoint the Subadviser to manage the assets of the Fund as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Trustees (the "Board"). The Subadviser hereby accepts such appointment and agrees that it shall, for all purposes herein, undertake such obligations as an independent contractor and not as an agent of the Adviser. The Subadviser agrees, that except as required to carry out its duties under this Agreement or otherwise expressly authorized, it has no authority to act for or represent the Fund in any way.


II.   DUTIES OF THE SUBADVISER AND THE ADVISER

      A.    Duties of the Subadviser

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      The Subadviser shall regularly provide investment advice with respect to the assets held by the Fund and shall continuously supervise the investment and reinvestment of cash, securities and instruments or other property comprising the assets of the Fund. In carrying out these duties, the Subadviser shall:

            1. select the securities to be purchased, sold or exchanged by the
               Fund or otherwise represented in the Fund's investment portfolio, place trades for all such securities and regularly report thereon to the Adviser and, at the request of the Adviser, to the Board;

            2. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Adviser and, at the request of the Adviser or the Fund, to the Board;

            3. obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic, foreign or otherwise, whether affecting the economy generally, the Fund, securities held by or under consideration for the Fund, or the issuers of those securities;

            4. provide economic research and securities analyses as requested by the Adviser from time to time, or as the Adviser considers necessary or advisable in connection with the Subadviser's performance of its duties hereunder; and

            5. give instructions to the custodian and/or sub-custodian of the
               Fund appointed by the Board, concerning deliveries of securities, transfers of currencies and payments of cash for the Fund, as required to carry out the investment activities of the Fund as contemplated by this Agreement; and

            6. provide such financial support, administrative and other services, such as preparation of financial data, determination of the Fund's net asset value, preparation of financial and performance reports, as the Adviser from time to time, deems necessary and appropriate and which the Subadviser is willing and able to provide.

      B.    Duties of the Adviser

      The Adviser shall retain responsibility for oversight of all activities of the Subadviser and for monitoring its activities on behalf of the Fund. In carrying out its obligations under this Agreement and the Investment Advisory Agreement, the Adviser shall:

            1. monitor the investment program maintained by the Subadviser for the Fund and the Subadviser's compliance program to ensure that the Fund's assets are invested in compliance with the Subadvisory Agreement and the Fund's investment objectives and policies as adopted by the Board and described in



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               the most current effective amendment of the registration
               statement for the Fund, as filed with the Commission under the Securities Act of 1933 (the "1933 Act"), as amended, and the 1940 Act ("Registration Statement");

            2. review all data and financial reports prepared by the Subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations;

            3. file all periodic reports required to be filed by the Fund with the applicable regulatory authorities;

            4. review and deliver to the Board all financial, performance and other reports prepared by the Subadviser under the provisions of this Agreement or as requested by the Adviser;

            5. establish and maintain regular communications with the Subadviser to share information it obtains concerning the effect of developments and data on the investment program maintained by the Subadviser;

            6. maintain contact with and enter into arrangements with the custodian, transfer agent, auditors, outside counsel, and other third parties providing services to the Fund;

            7. oversee all matters relating to (i) the offer and sale of shares of the Fund, including promotions, marketing materials, preparation of prospectuses, filings with the Commission and state securities regulators, and negotiations with broker-dealers; (ii) shareholder services, including, confirmations, correspondence and reporting to shareholders;
               (iii) all corporate matters on behalf of the Fund, including monitoring the corporate records of the Fund, maintaining contact with the Board, preparing for, organizing and attending meetings of the Board and the Fund's shareholders; (iv) preparation of proxies when required; and (v) any other matters not expressly delegated to the Subadviser by this Agreement.


III.  REPRESENTATIONS AND WARRANTIES

      A.    Representations and Warranties of the Subadviser

      The Subadviser hereby represents and warrants to the Adviser as follows:

            1. Due Incorporation and Organization. The Subadviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

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

            2. Registration. The Subadviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under all of the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Subadviser shall maintain such registration or license in effect at all times during the term of this Agreement.

            3. Regulatory Orders. The Subadviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Subadviser will notify the Adviser and the Fund immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

            4. Compliance. The Subadviser has in place compliance systems and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Fund follow these procedures.

            5. Authority. The Subadviser is authorized to enter into this
               Agreement and carry out the terms hereunder.

            6. Best Efforts. The Subadviser at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

      B.    Representations and Warranties of the Adviser

      The Adviser hereby represents and warrants to the Subadvisor as follows:

            1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

            2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under all of the laws of all jurisdictions in which its activities require it to be so registered or licensed. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

            3. Regulatory Orders. The Adviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Adviser will notify the



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

               Subadviser and the Fund immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

            4. Authority. The Adviser is authorized to enter into this Agreement and carry out the terms hereunder.

            5. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Fund in carrying out its obligations hereunder.

      C.    Representations and Warranties of the Fund

      The Fund hereby represents and warrants to the Adviser as follows:

            1. Due Incorporation and Organization. The Fund has been duly formed as a business trust under the laws of the Commonwealth of Massachusetts and it is authorized to enter into this Agreement and carry out its obligations hereunder.

            2. Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered for offer and sale to the public under the 1933 Act and all applicable state securities laws. Such registrations will be kept in effect during the term of this Agreement.


IV.   BROKER-DEALER RELATIONSHIPS

      A.    Portfolio Trades

      The Subadviser shall place all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Subadviser, which may include brokers or dealers affiliated with the Subadviser. The Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Fund giving consideration to the services and research provided and at commission rates that are reasonable in relation to the benefits received.

      B.    Selection of Broker-Dealers

      In selecting broker-dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser may also select brokers or dealers to effect transactions for the Fund who provide payment for expenses of the Fund. The Subadviser is authorized to pay a broker or dealer who provides such brokerage and research services or expenses, a commission for



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

      executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage, research and other services provided by such broker or dealer and is paid in compliance with Section 28(e) or other rules and regulations of the Commission. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.


V.    CONTROL BY THE BOARD OF TRUSTEES

Any investment program undertaken by the Subadviser pursuant to this Agreement, as well as any other activities undertaken by the Subadviser at the direction of the Adviser with respect to the Fund, shall at all times be subject to any directives of the Board.


VI.   COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Subadviser shall at all times conform to:

      1. all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;

      2. all policies and procedures of the Fund as adopted by the Board and as described in the Registration Statement;

      3. the provisions of the Declaration of Trust of the Fund, as amended from time to time;

      4. the provisions of the Bylaws of the Fund, as amended from time to time; and

      5. any other applicable provisions of state or federal law.


VII.  COMPENSATION

      A.    Payment Schedule

      The Adviser shall pay the Subadviser, as compensation for services rendered hereunder, from its own assets, an annual fee of up to .15% of the average daily net assets in the Fund, payable monthly. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of the annual Subadvisory fee of up to


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



      .15% applied to the daily net assets of the Fund. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.


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

      B.    Reduction

      Payment of the Subadviser's compensation for the preceding month shall be made as promptly as possible, except as provided below. The Subadviser acknowledges that, pursuant to the Investment Advisory Agreement, the Adviser has agreed to reduce its fee or reimburse the Fund if the expenses borne by the Fund exceed the expense limitations applicable to the Fund imposed by the securities laws or regulations of any jurisdiction in which the Fund shares are qualified for sale. Accordingly, the Subadviser agrees that, if, for any fiscal year, the total of all ordinary business expenses of the Fund, including all investment advisory fees but excluding brokerage commissions, distribution fees, taxes, interest, extraordinary expenses and certain other excludable expenses, would exceed the most restrictive expense limits imposed by any statute or regulatory authority of any jurisdiction in which shares of the Fund are offered for sale (unless a waiver is obtained), the Subadviser shall reduce its advisory fee to the extent necessary to meet such expense limit, but will not be required to reimburse the Fund for any ordinary business expenses which exceed the amount of its advisory fee for the fiscal year. The Subadviser shall contribute to the amount of such reduction by reimbursing the Adviser in proportion to the amounts which the Adviser and Subadviser would have been entitled to receive for such year. For the purposes of this paragraph, the term "fiscal year" shall exclude the portion of the current fiscal year which elapsed prior to the effective date of this Agreement, but shall include the portion of the then current fiscal year has elapsed at the date of termination of this Agreement.


VIII. ALLOCATION OF EXPENSES

The Subadviser shall pay the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Fund hereunder, including, but not limited to, office space, office equipment, telephone and postage costs. In the event the Subadviser incurs any expense that is the obligation of the Adviser as set out in this Agreement, the Adviser shall reimburse the Subadviser for such expense on presentation of a statement indicating the expenses incurred and the amount paid by the Subadviser.


IX.   NONEXCLUSIVITY

The services of the Subadviser with respect to the Fund are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that officers or directors of the Subadviser may serve as officers or directors of the Adviser or officers or trustees of the Fund; that officers or directors of the Adviser or officers or trustees of the Fund may serve as officers or directors of the Subadviser to the extent permitted by law; and that the officers and directors of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.


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

X.    TERM

This Agreement shall become effective at the close of business on July 31, 1996, and shall remain in force and effect through December 31, 1997, unless earlier terminated under the provisions of Article XI. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually:

      1. (a) by the Fund's trustees or (b) by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

      2. by the affirmative vote of a majority of the trustees who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a trustee of the Fund), by votes cast in person at a meeting specifically called for such purpose.


XI.   TERMINATION

This Agreement may be terminated:

      1. at any time, without the payment of any penalty, by vote of the Fund's trustees or by vote of a majority of the outstanding voting securities of the Fund; or

      2. by the Adviser, the Fund or the Subadviser on sixty (60) days' written notice to the other party, unless written notice is waived by the party required to be notified; or

      3. automatically in the event there is an "assignment" of this Agreement, as defined in Section 2 (a) (4) of the 1940 Act.


XII. LIABILITY

      A.    Liability of the Subadviser

      The Subadviser shall be liable to the Fund and the Adviser and shall indemnify the Fund and the Adviser for any losses incurred by the Fund, or the Adviser whether in the purchase, holding or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Subadviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Subadviser of its duties under this Agreement, in connection with the services rendered by the Subadviser hereunder.

      B.    Liability of the Fund, the Shareholders and the Trustees

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


      A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the trustees of the Fund as trustees and not individually and that the obligations of this instrument are not binding upon any of the trustees or shareholders individually but are binding only upon the assets and property of the Fund. No provision of this Agreement shall be construed to protect any trustee or officer of the Fund or director or officer of the Adviser, from liability in violation of
      Section 17(h) and (i) of the 1940 Act.


XIII. NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such address shall be the following addresses:

      if to the Fund or the Adviser:

      151 Farmington Avenue, RE4C
      Hartford, Connecticut  06156
      Fax number: 860/273-8340
      Attn:  Secretary

      if to the Subadviser:

      242 Trumbull Street
      Hartford, Connecticut 06103-1205
      Fax number: 860/275-4440
      Attention:  President


XIV.  QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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XV.   SERVICE MARK

The service mark of the Fund and Adviser, and the name "Aetna" have been adopted by the Fund with the permission of Aetna Life and Casualty Company and their continued use is subject to the right of Aetna Life and Casualty Company to withdraw this permission in the event the Subadviser or another subsidiary or affiliated corporation of Aetna Life and Casualty Company should not be the investment adviser of the Fund.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 1st day of August, 1996.


                                    Aetna Life Insurance and Annuity Company



                                    By:   /s/ Shaun P. Mathews
                                          ----------------------------------
Attest:                             Name: Shaun P. Mathews
                                    Title: Vice President
/s/ DeAnn S. Anastasio
-----------------------------
   DeAnn S. Anastasio
   Assistant Corporate Secretary

                                    Aeltus Investment Management, Inc.


Attest:                             By:   /s/ John Y. Kim
                                          ----------------------------------
                                    Name: John Y. Kim
                                    Title: President
/s/ Melinda L. Dziavit
-----------------------------
Melinda L. Dziavit
Asst. Secretary                     Aetna Variable Encore Fund

                                    By:   /s/ Shaun P. Mathews
                                          ----------------------------------
                                    Name: Shaun P. Mathews
Attest:                             Title: President


/s/ Susan E. Bryant
-----------------------------
Susan E. Bryant
Secretary



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